MORGANS HOTEL GROUP AND DLJ MERCHANT BANKING PARTNERS COMPLETE ACQUISITION OF HARD ROCK HOTEL & CASINO

New York, NY – February 5, 2007 – Morgans Hotel Group Co. (Nasdaq: MHGC) (“MHG”) today announced that the Company and its equity partner, DLJ Merchant Banking Partners (“DLJMB”), have completed the acquisition of the Hard Rock Hotel & Casino in Las Vegas and related assets.

“Today is an exciting day for Morgans Hotel Group. We now have a strong foothold in Las Vegas, one of the largest and fastest growing hotel markets in the U.S., which is consistent with our strategy of expanding our presence in key markets. We believe that the addition of the Hard Rock to our unique portfolio of properties will create value for all our shareholders and be a strong contributor to MHG’s long-term growth and profitability,” said Ed Scheetz, President and Chief Executive Officer of MHG. “When we first announced the acquisition, we stated our intention to line up an equity partner to assist with financing; to identify a casino operator to run the casino; and to close the transaction in early 2007. We have achieved these goals and we look forward to taking the iconic Hard Rock property to a new level of sophistication.”

“We are pleased that all the pieces of the Hard Rock transaction are now in place,” said Steven Rattner, Managing Director and Head of DLJ Merchant Banking Partners. “MHG is a world-class operating partner and we are excited about working with them to transform the Hard Rock into the premier boutique property in Las Vegas. The Hard Rock has enormous potential and we look forward to moving ahead with the many opportunities related to the Hard Rock assets.”

The purchase price for the Hard Rock and related assets was approximately $770 million. MHG is funding one-third of the equity, which is approximately $57.5 million, and DLJMB is funding two-thirds of the equity, which is approximately $115 million. Under the terms of the joint venture agreements, DLJMB agreed to fund 100% of the capital required to expand the Hard Rock property, up to a total of an additional $150 million. MHG will have the option to fund the expansion project proportionate to its equity interest in the joint venture. The remainder of the purchase price was financed with mortgage financing under a credit agreement entered into by the joint venture. The credit agreement provides for a secured term loan facility, with a term of two years or more, consisting of a $760 million loan for the acquisition including renovation and financing costs and reserves, and a loan of up to $600 million for future expansion of the Hard Rock. In connection with this financing, MHG and DLJMB entered into joint and several guaranties of completion of the expansion project, certain mandatory prepayments under the loan, and of specified matters that are exempt from the non-recourse terms of the loan. DLJMB has guaranteed reimbursement to MHG of two-thirds of any guaranty payment MHG is obligated to make, other than the completion guaranty for which MHG has the first $50 million of liability.

MHG and DLJMB entered into a property management agreement under which MHG will operate the hotel, retail, food and beverage, entertainment and all other businesses related to the Hard Rock Hotel & Casino, excluding the casino. Under the terms of the agreement, MHG will receive a management fee equal to 4% and a chain service expense reimbursement of all non-gaming revenue including casino rents and all other rental income. MHG can also earn an incentive management fee of 10% of EBITDA above certain levels. The term of the contract is 20 years with two ten-year renewals and is subject to certain performance tests beginning in 2009.

A subsidiary of MHG, upon completion of its tender offer for all of the $140 million aggregate principal amount of 8 7/8% Second Lien Notes due 2013 of Hard Rock then outstanding, purchased approximately $139 million aggregate principal amount of such notes, which were canceled in connection with the acquisition. Hard Rock effected a covenant defeasance with respect to the balance of the notes.

As previously announced, MHG also entered into a definitive lease agreement with Golden Gaming to operate the casino at the Hard Rock. Under the lease, the base rent is $20.7 million per year payable monthly, plus reimbursements for certain expenses. Golden Gaming is entitled to a management fee of $3.3 million, also payable monthly. The gaming assets were sold to Golden Gaming for a note with a principal amount equal to the net book value of the gaming assets. Casino EBITDA in excess of the rent and management fee amounts will be distributed 75% to Hard Rock for payment of principal and interest on the gaming asset note and any other loans to the lessee and 25% to Golden Gaming. On January 25, 2007, Nevada gaming regulators unanimously approved Golden Gaming’s application for its license to operate the casino at the Hard Rock.

“We are excited to serve as the casino operator for the Hard Rock, which is one of the premier gaming and entertainment resorts in Las Vegas,” said Blake Sartini, President and Chief Executive Officer of Golden Gaming. “We look forward to working with MHG to transform the Hard Rock into an even more successful operation in the fast-growing Las Vegas market.”

In connection with the transaction, Wachtell, Lipton, Rosen & Katz is acting as legal advisor to MHG, and Brownstein Hyatt Farber Schreck is acting as Las Vegas regulatory counsel.

About Morgans Hotel Group
Morgans Hotel Group Co. (Nasdaq: MHGC) which is widely credited with establishing and developing the rapidly expanding boutique hotel sector, owns and operates Morgans, Royalton and Hudson in New York, Delano and The Shore Club in Miami, Mondrian in Los Angeles and Scottsdale, Clift in San Francisco, and Sanderson and St Martins Lane in London. MHG has other property transactions in various stages of completion including projects in Miami Beach, Florida, and Las Vegas, Nevada, and continues to vigorously pursue its strategy of developing unique properties at various price points in international gateway cities in the United States, Europe, South America, Asia and around the world. For more information please visit www.morganshotelgroup.com.

About DLJ Merchant Banking Partners
DLJ Merchant Banking Partners (DLJMB) is a leading private equity investor that has a 21-year record of investing in leveraged buyouts and related transactions across a broad range of industries. DLJMB, with offices in New York, London and Los Angeles, is part of Credit Suisse's Alternative Investments business ("AI"), one of the largest alternative asset managers in the world, with $108 billion of assets under management. AI, which is part of Credit Suisse’s Asset Management business, is comprised of a diverse family of funds, including private equity, leveraged buyouts, mezzanine, real estate, secondary funds and fund of funds, as well as the businesses covering hedge funds (both direct and fund of funds), leveraged loan and collateralized debt obligation investment programs, core real estate funds, and quantitative investment and volatility management products.

Forward-Looking and Cautionary Statements
Statements contained in this press release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as "expects," "plans," "estimates," "projects," "intends," "believes," "guidance," and similar expressions that do not relate to historical matters. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, downturns in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; risks related to natural disasters, such as earthquakes and hurricanes; the integration of the Hard Rock Hotel & Casino and other acquired properties with our existing business; the seasonal nature of the hospitality business; changes in the tastes of our customers; increases in real property tax rates; increases in interest rates and operating costs; general volatility of the capital markets and our ability to access the capital markets; and changes in the competitive environment in our industry and the markets where we invest, and other risk factors discussed in Morgans Hotel Group Co.'s Annual Report on Form 10-K and other documents filed by the Company with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Contacts Judy Wilkinson / Eric Brielmann Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449